Filed Pursuant to Rule 424(b)(2)

Registration No. 333-157613

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.375% Notes due 2020	$650,000,000	99.697%	$648,030,500	$46,204.58

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated February 27, 2009)

$650,000,000

3.375% Notes due 2020

We are offering $650 million aggregate principal amount of 3.375% Notes due 2020 (the “notes”). Interest on the notes will be payable in cash semiannually in arrears on March 15 and September 15 of each year, beginning March 15, 2011. The notes will mature on September 15, 2020. The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. We may redeem some or all of the notes at any time and from time to time at a “make whole” redemption price as described under “Description of Notes—Optional Redemption.”

Investing in the notes involves risks that are described in the “Risk Factors ” section beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	99.697%	$648,030,500
Underwriting discount	0.650%	$ 4,225,000
Proceeds, before expenses, to us	99.047%	$643,805,500

The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from September 14, 2010 and must be paid by the purchasers if the notes are delivered after September 14, 2010.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on September 14, 2010.

Joint Book-Running Managers

BofA Merrill Lynch		Goldman, Sachs & Co.
Citi	J.P. Morgan	Morgan Stanley

Co-Manager

Wells Fargo Securities

Prospectus Supplement dated September 7, 2010.

PROSPECTUS SUPPLEMENT

PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus are current only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement and accompanying prospectus to “Allergan,” “we,” “us” and “our” refer to Allergan, Inc., a company incorporated in the state of Delaware, and its direct and indirect subsidiaries, unless the context otherwise requires or is otherwise specified.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information about us described under “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (“Commission”). Our Commission filings are available to the public over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and the information that we file later with the Commission will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010;

•

Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the Commission on March 12, 2010 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009); and

•

Current Reports on Form 8-K filed with the Commission on February 5, 2010, March 11, 2010, April 2, 2010, April 19, 2010, April 30, 2010, July 7, 2010, August 2, 2010, September 1, 2010 and September 7, 2010.

Also incorporated by reference into this prospectus supplement and the accompanying prospectus are all documents that we may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of notes hereby. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the

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extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Commission. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these documents by writing or telephoning us at the following address:

Investor Relations

Allergan, Inc.

2525 Dupont Drive

Irvine, California 92612-1599

(714) 246-4500

DISCLOSURE ABOUT FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus supplement and accompanying prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21 of the Exchange Act. This prospectus supplement and accompanying prospectus, including the information incorporated by reference in this prospectus supplement, contain forward looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue” or the negative of these, as well as variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. We describe some of the risks, uncertainties and assumptions that could affect the outcome or results of operations in “Risk Factors” and elsewhere in this prospectus supplement, including the risks incorporated in this prospectus supplement from our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as updated by our future filings. We have based our forward looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements. Reference is made in particular to forward looking statements regarding product sales, reimbursement, expenses, earnings per share, liquidity and capital resources, and trends. Except as required under the federal securities laws and the rules and regulations of the Commission, we do not have any intention or obligation to update publicly any forward looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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SUMMARY

This summary is not complete and may not contain all of the information that you should consider before investing in our notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and our consolidated financial statements and the related notes, other financial information and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to invest in our notes.

Allergan, Inc.

We are a multi-specialty health care company focused on developing and commercializing innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential—to see more clearly, move more freely and express themselves more fully. Our diversified approach enables us to follow our research and development into new specialty areas where unmet needs are significant. We discover, develop and commercialize specialty pharmaceutical, medical device and over-the-counter products for the ophthalmic, neurological, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention, urological and other specialty markets in more than 100 countries around the world. Our diversified business model includes products for which consumers may be eligible for reimbursement and cash pay products that consumers pay for directly. We are a pioneer in specialty pharmaceutical, biologic and medical device research and development, with global efforts targeting products and technologies related to eye care, skin care, neuromodulators, medical aesthetics, obesity intervention, urology and neurology.

We were founded in 1950 and incorporated in Delaware in 1977. Our principal executive offices are located at 2525 Dupont Drive, Irvine, California, 92612, and our telephone number at that location is (714) 246-4500. Our Internet website address is www.allergan.com. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the notes and is not a complete description of the notes or the offering. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus supplement. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of Notes,” the words “we,” “our,” “us” and “Allergan” refer only to Allergan, Inc. and not any of its subsidiaries.

Notes Offered	$650 million in aggregate principal amount of 3.375% Notes due 2020.

Maturity Date	September 15, 2020.

Interest and Payment Dates	3.375% per annum, payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning March 15, 2011.

Optional Redemption	We may redeem some or all of the notes at any time and from time to time at a “make whole” redemption price as described under “Description of Notes—Optional Redemption.”

Additional Covenants	The indenture governing the notes contains certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness and enter into sale and leaseback transactions. See “Description of Notes—Additional Covenants.”

Ranking	The notes will be our general unsecured senior obligations and will rank equally in right of payment with our existing and future unsubordinated debt. The notes will be effectively subordinated to any secured debt we incur to the extent of collateral securing such indebtedness, and will be structurally subordinated to all future and existing obligations of our subsidiaries.

Additional Notes	We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new notes or except for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series of notes with, and have the same terms as to status, redemption or otherwise as, the notes offered hereby, provided that any such additional notes shall be fungible with the original notes for U.S. federal income tax purposes.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $642 million after deducting estimated discounts, commissions and expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, working capital, capital expenditures, repayment of our outstanding indebtedness, repurchases of shares of our common stock under our evergreen stock repurchase program, and other business initiatives, including acquisitions and licensing activities.

DTC Eligibility	The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company, or the DTC, in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under “Description of Debt Securities—Book-Entry, Delivery and Form.”

Form and Denomination	The notes will be issued in registered form in denominations of $2,000 and any integral multiple of $1,000 above that amount.

Trading	The notes will not be listed on any securities exchange or included in any automated quotation system. The notes will be new securities for which there is currently no public market. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market making may be discontinued at any time without notice. See “Underwriting.”

Governing Law	State of New York.

Risk Factors	See “Risk Factors,” and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Trustee	Wells Fargo Bank, National Association.

RISK FACTORS

We operate in a rapidly changing environment that involves a number of risks. The following risk factors are not an exhaustive list of the risks associated with our business. Prospective investors should carefully consider the following risk factors and the risk factors related to our business identified in our most recent annual report on Form 10-K and any subsequent quarterly report on Form 10-Q or current report on Form 8-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before acquiring any of the notes. The occurrence of any one or more of the following could materially and adversely affect your investment in the notes or our business, financial condition, prospects, operating results or cash flows. New factors may emerge or changes to these risks could occur that could materially affect our business.

Risks Relating to the Notes

The notes are structurally subordinated to all of the indebtedness and other liabilities of our subsidiaries. This may affect your ability to receive payments on the notes.

The notes are exclusively the obligations of Allergan and not its subsidiaries. We currently conduct almost all of our operations through our subsidiaries and our subsidiaries have significant liabilities. In addition, we may, and in some cases we have plans to, conduct additional operations through our subsidiaries in the future and, accordingly, our subsidiaries’ liabilities will increase. Our cash flow and our ability to service our debt, including the notes, therefore depends significantly upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us. As of June 30, 2010, our subsidiaries had total liabilities of $0.9 billion.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. Subject to certain restrictions, our subsidiaries are permitted to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

We have a significant amount of debt. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

We have a significant amount of debt and substantial debt service requirements. As of June 30, 2010, we had approximately $1.5 billion of outstanding debt.

This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our senior credit facility;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy;

•	increasing our vulnerability to general adverse economic and industry conditions; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the financial and other restrictive covenants of the notes, our existing indebtedness or any indebtedness that we may incur in the future, we would be in default, which could permit the holders of the notes and the holders of such other indebtedness to accelerate the maturity of the notes or such other indebtedness, as the case may be, and could cause defaults under the notes and such other indebtedness. Any default under the notes or any indebtedness that we may incur in the future, as well as any of the above-listed factors, could have a material adverse effect on our business, operating results, liquidity and financial condition and our ability to meet our payment obligations under the notes and our other debt.

We may issue additional notes.

Under the terms of the indenture that governs the notes, we may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that the new notes may be consolidated and form a single series with such notes and have the same terms as to status, redemption or otherwise as such notes, provided that any such additional notes shall be fungible with the original notes for U.S. federal income tax purposes.

Redemption may adversely affect your return on the notes.

The notes are redeemable at our option, and therefore we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

We and our subsidiaries may incur substantially more debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may incur substantial additional debt in the future. Although certain of our debt agreements contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. If new debt is added to our current debt levels, the related risks that we now face could intensify.

The notes will not be secured by any of our assets and our secured debt will have claims with respect to the secured assets superior to the notes.

The notes will not be secured by any of our assets. Future indebtedness that we incur may be secured by our assets. If we become insolvent or are liquidated, or if payment of any secured indebtedness is accelerated, the holders of the secured indebtedness will be entitled to exercise the remedies available to secured lenders under applicable law, including the ability to foreclose on and sell the assets securing such indebtedness in order to satisfy such indebtedness. In any such case, any remaining assets may be insufficient to repay the notes.

A significant number of our debt agreements contain covenant restrictions that may limit our ability to operate our business.

A significant number of the agreements governing our existing debt contain covenant restrictions that limit our ability to operate our business, including covenant restrictions that may prevent us from:

•	incurring additional debt or issuing guarantees;

•	creating liens;

•	entering into certain transactions with our affiliates; and

•	consolidating, merging or transferring all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

Some of our existing debt agreements require us to maintain specific leverage and interest coverage ratios. Our ability to comply with these covenants is dependent on our future performance, which will be subject to many factors, some of which are beyond our control, including prevailing economic conditions. Our failure to comply with these obligations would prevent us from borrowing additional money and could result in our default. If a default occurs under any of our senior indebtedness, the relevant lenders could elect to declare such indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against substantially all of our assets. Moreover, if the lenders under a facility or other agreement in default were to accelerate the indebtedness outstanding under that facility, it could result in a default under other indebtedness. If all or any part of our indebtedness were to be accelerated, we may not have or be able to obtain sufficient funds to repay it. In addition, we may incur other indebtedness in the future that may contain financial or other covenants that are more restrictive than those contained in the indenture governing the notes.

As a result of these covenants, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be beneficial to us.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash flow depends on many factors beyond our control.

Our ability to meet our payment and other obligations under our debt depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors, as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our committed long-term credit facility, commercial paper program or medium term notes program, or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs.

An active trading market for the notes may not develop.

The notes are new issues of securities for which there is currently no public market, and an active trading market may never develop. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our ability to affect the exchange offer, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

We have no plans to list the notes on a securities exchange. We have been advised by the underwriters that they presently intend to make a market in the notes. However, the underwriters are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the underwriters cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

Any adverse rating of the notes may cause the value of the notes to fall.

If the rating agencies that rate the notes reduce their ratings on the notes in the future or indicate that they have their ratings on the notes under surveillance or review with possible negative implications, the value of the notes could decline. In addition, a ratings downgrade could adversely affect our ability to access capital.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to purchase, hold or sell the notes and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture governing the notes does not generally prevent us from entering into a variety of acquisition, change of control, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transactions even though the transaction could increase the total amount of our indebtedness, adversely affect our capital structure or credit ratings, or otherwise affect the holders of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $642 million after deducting estimated discounts, commissions and expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, working capital, capital expenditures, repayment of our outstanding indebtedness, repurchases of shares of our common stock under our evergreen stock repurchase program, and other business initiatives, including acquisitions and licensing activities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the last five fiscal years and for the six months ended June 30, 2010. For purposes of these ratios, “earnings” represents income excluding the effects of discontinued operations and before provision for income taxes and fixed charges, and “fixed charges” consist of interest expense, capitalized interest, amortization of debt issue costs and discount or premium on debt, and a share of rent expense which is deemed to be representative of an interest factor.

	Six Months Ended June 30, 2010(a)	Year Ended December 31,
		2009	2008	2007	2006(b)(c)	2005(c)
Ratio of Earnings to Fixed Charges	17.1x	10.5x	8.5x	7.0x	0.7x	30.2x

(a)	Interest portion of operating lease expense for the six months ended June 30, 2010 was estimated based on information for the full year ended December 31, 2009.
(b)	In the year ended December 31, 2006, earnings were not sufficient to cover fixed charges by $19.9 million. The determination of earnings in 2006 includes a charge of $579.3 million related to acquired in-process research and development assets associated with our acquisition of Inamed Corporation.
(c)	Based on an accounting policy election, the information for the years ended December 31, 2006 and 2005 do not include retrospective adjustments related to our adoption in the first quarter of 2009 of the Financial Accounting Standards Board guidance related to the accounting for convertible debt instruments that may be settled fully or partially in cash upon conversion.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preference dividends are identical to the ratios presented in the table above.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2010. The table is presented:

•	on an actual basis; and

•	as adjusted to reflect the receipt of the estimated net proceeds to us and the use thereof as described in “Use of Proceeds.”

	As of June 30, 2010
	Actual	As Adjusted
	(unaudited) (in millions)
Cash and equivalents	$2,219.6	$2,861.9

Notes payable	13.1	13.1

Convertible notes	629.7	629.7

Long-term debt	888.7	1,536.7

Stockholders’ equity:
Preferred stock	—	—
Common stock	3.1	3.1
Additional paid-in capital	2,751.7	2,751.7
Accumulated other comprehensive loss	(166.3)	(166.3)
Retained earnings	2,723.0	2,723.0

	5,311.5	5,311.5
Treasury stock	(223.5)	(223.5)

Total stockholders’ equity	5,088.0	5,088.0
Noncontrolling interest	21.7	21.7

Total equity	5,109.7	5,109.7

Total capitalization	$6,641.2	$7,289.2

DESCRIPTION OF NOTES

The following description of certain material terms of the notes offered hereby does not purport to be complete. This description adds information to the description of the general terms and provisions of the debt securities in the accompanying prospectus. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement.

The notes will be issued under and governed by an indenture (the “base indenture”) to be entered into between us and Wells Fargo Bank, National Association, as trustee (the “trustee”), as amended and supplemented by a supplemental indenture to be entered into between us and the trustee (together with the base indenture, the “indenture”). The following description is subject to, and is qualified in its entirety by reference to, the indenture. Unless otherwise defined herein, capitalized terms used in the following description are defined in the indenture. As used in the following description, the terms “Allergan,” “we,” “us,” “our” and the “Company” refer to Allergan, Inc., a Delaware corporation, and not to any of its subsidiaries, unless the context requires otherwise.

We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the notes.

General

The notes are senior debt securities issued under the indenture. The trustee will also act as security registrar, paying agent and authenticating agent.

The aggregate principal amount of the notes offered hereby will initially be limited to $650 million and will mature on September 15, 2020, unless earlier redeemed by us (see “—Optional Redemption”). The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 above that amount. The notes are general unsecured senior obligations of Allergan and will rank equally in right of payment with all of our other unsecured senior indebtedness, whether currently existing or incurred in the future. The notes will be senior in right of payment to any subordinated indebtedness we may have outstanding from time to time and effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the collateral securing that indebtedness. The notes will not be guaranteed by any of our subsidiaries, and thus will be effectively subordinated to any existing or future indebtedness or other liabilities, including trade payables, of any of our subsidiaries. As of June 30, 2010, we had $1.5 billion of outstanding debt, and our subsidiaries had $0.9 billion in total liabilities. The notes are not subject to, and do not have the benefit of, any sinking fund.

The notes will bear interest at a fixed rate per year of 3.375%. Interest on the notes will be payable semiannually in arrears on March 15 and September 15 of each year, starting on March 15, 2011 and ending on their maturity date. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the March 1 or September 1 immediately preceding the applicable interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

The notes will initially be evidenced by one or more global notes deposited with a custodian for, and registered in the name of, a nominee of DTC. Except as described herein, beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation systems.

Payments of principal of and interest on the notes issued in book-entry form or in definitive form, if any, will be made as described in the prospectus under “Description of Debt Securities—Book-Entry, Delivery and Form.”

If the maturity date or an interest payment date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on such payment for the period from and after such interest payment date to the date of such payment on the next succeeding Business Day. “Business Day” means any day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law, regulation or executive order to close. Interest will cease to accrue on a note upon its maturity or redemption by us at our option.

We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes of the same series having the same ranking, interest rate, maturity and the same terms as to status, redemption or otherwise, as the notes offered hereby, provided that any such additional notes shall be fungible with the original notes for U.S. federal income tax purposes. Any such additional notes issued may be considered part of the same series of notes under the indenture as the notes offered hereby. Holders of such additional notes would have the right to vote together with holders of the notes offered hereby as one class. The indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.

Optional Redemption

We may redeem the notes at our option, at any time in whole or, from time to time, in part, for cash at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•

the sum of the present values of the remaining scheduled payments on such notes discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable treasury rate plus 15 basis points.

In each case, accrued and unpaid interest will be paid to the redemption date.

The term “treasury rate” means, with respect to any redemption date for the notes, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding the redemption date) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for that redemption date.

The term “comparable treasury issue” means the United States Treasury security selected by the reference treasury dealer as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

The term “comparable treasury price” means with respect to any redemption date the reference treasury dealer quotations for that redemption date.

The term “reference treasury dealer” means Banc of America Securities LLC and Goldman, Sachs & Co. and any successor firm; provided that, if any of Banc of America Securities LLC or Goldman, Sachs & Co. ceases to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

The term “reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by an independent investment bank appointed by the Company, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

The term “remaining scheduled payments” means the remaining scheduled payments of principal of and interest on the notes that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the notes, the amount of the next succeeding scheduled interest payment on the notes will be reduced by the amount of interest accrued on the notes to such redemption date.

In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee not more than 60 days prior to the redemption date by the trustee on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be mailed by electronic transmission or first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price.

Additional Covenants

Limitation on Liens. We will not, and will not permit any of our subsidiaries to, create, assume or suffer to exist any lien on any restricted property to secure any debt of Allergan, any of our subsidiaries or any other person, unless all payments due under the indenture and the notes are secured equally and ratably with such debt for so long as such debt shall be so secured, except for:

•	existing liens or liens on facilities of corporations at the time they become our subsidiaries;

•	liens existing on facilities when acquired by us or our subsidiaries, or incurred by us or our subsidiaries to finance the purchase price, construction or improvement thereof;

•	certain liens required by contracts with, and in favor of, governmental entities;

•	liens securing intercompany debt between us and our subsidiaries;

•

liens otherwise prohibited by the indenture securing indebtedness which, together with the aggregate amount of outstanding indebtedness secured by other liens otherwise prohibited by the indenture and the value of certain sale and leaseback transactions, does not exceed 10% of our consolidated tangible net assets; and

•	such other liens specified in the indenture.

Limitation on Sale-Leaseback Transactions. We will not, and will not permit any of our subsidiaries to, enter into any sale and leaseback transaction covering any restricted property unless:

•

we would be entitled under the provisions described above to incur debt secured by liens on the facilities to be leased equal to the value of such sale and leaseback transaction, without equally and ratably securing the notes; or

•

during the six months following the effective date of such sale and leaseback transaction, we apply to the voluntary retirement of long-term indebtedness or to the acquisition of restricted property an amount at least equal to the lesser of (a) the net proceeds of the sale of the restricted property leased pursuant to such arrangement or the fair value of the restricted property so leased (whichever amount is greater) or (b) the value of the sale and leaseback transaction.

Certain Definitions. As used in this section, the following terms have the meanings set forth below:

The term “consolidated tangible net assets” means the total of the net tangible assets of Allergan and our subsidiaries, included in our financial statements prepared on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany items.

The term “restricted property” means (a) any manufacturing facility, or portion thereof, owned or leased by us or any of our subsidiaries and located within the continental United States, which, in the opinion of our board of directors, is of material importance to our business or the business of our subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of our consolidated tangible net assets, or (b) any shares of capital stock of any of our subsidiaries owning any such manufacturing facility.

The term “sale and leaseback transaction” means any arrangement with any person pursuant to which we or any of our subsidiaries leases any restricted property that has been or is to be sold or transferred by us or our subsidiary to such person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between us and our subsidiary or between our subsidiaries, (3) leases of a restricted property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the restricted property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

The term “subsidiary” means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) us, (ii) us and one or more of our subsidiaries or (iii) one or more of our subsidiaries.

The term “value” means, with respect to a sale and leaseback transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the notes which are outstanding on the effective date of such sale and leaseback transaction and which have the benefit of the indenture.

Financial Information. We will file with the trustee, within 15 days after we file such annual and quarterly reports, information, documents and other reports with the Commission, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which we are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. We shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other person or sell, lease, or otherwise transfer (in one transaction or a series of transactions) all or substantially all of the consolidated assets of us and our subsidiaries to any person, unless among other things:

(a) the resulting, surviving or transferee person (if other than Allergan) is a corporation organized and existing under the laws of:

(1) the United States, any state thereof or the District of Columbia;

(2) any member country of the European Union; or

(3) any other country if the organization and existence of such person in such country would not impair the rights of holders;

(b) such person assumes all of our obligations under the notes and the indenture; and

(c) we or such successor person shall not immediately thereafter be in default under the indenture.

Upon the assumption of our obligations by such a person in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture.

An assumption of our obligations under the notes and the indenture by such corporation might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

There is no precise, established definition of the phrase “substantially all” under applicable law relating to the transfer of properties and assets under applicable law and accordingly there may be uncertainty as to whether the foregoing provision would apply to a sale or lease of less than all our assets.

Events of Default

The following are defined as events of default under the indenture with respect to the notes:

(a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on the notes when due and payable at their maturity;

(b) default in the payment of any interest or any additional amounts with respect to such interest on the notes when due and payable, continued for 30 days;

(c) failure to perform any other covenant or warranty of the Company contained in the indenture or the notes continued for 90 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

(d) certain events of bankruptcy, insolvency or reorganization of the Company or certain material subsidiaries; and

(e) (i) our failure to make any payment by the end of any applicable grace period of indebtedness, which term as used in the indenture means our obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount in excess of $100,000,000 and continuance of such failure, or (ii) the acceleration of indebtedness in an amount in excess of $100,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of subclause (i) for a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding (including additional notes, if any, voting together as a single class); provided, however, that if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred.

In case an event of default other than a default specified in clause (d) above shall occur and be continuing with respect to the notes, the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal of the notes due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. If an event of default described in (d) above shall occur and be continuing then the principal amount (or, in the case of discounted notes, the amount specified in the terms thereof) of all the notes outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any event of default with respect to the notes may be waived by the holders of a majority in aggregate principal amount of the outstanding notes, except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such notes or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby. At any time after a declaration of acceleration or automatic acceleration has been made and before a judgment or decree for payment, the holding of a majority in aggregate principal amount of all the notes outstanding may rescind and annul the declaration of acceleration under certain circumstances.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of any default with respect to the notes (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the notes) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding notes may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the notes; provided, however, that such direction may not, among other things, conflict with any rule of law or be unduly prejudicial to the holders of the notes not joining in such direction. The right of a holder to institute a proceeding with respect to the indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the notes then outstanding make a written request upon the trustee to exercise its powers under the indenture, indemnify the trustee and afford the trustee a specified time to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the notes and to institute suit for the enforcement thereof.

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the notes, with the consent of the holders of a majority in principal amount of the outstanding notes that are affected by the supplemental indenture; provided that no such supplemental indenture may, without the consent of the holder of each note thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of notes issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or waive a redemption payment if the notes provide therefor, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any notes is payable, or impair or affect the right of any holder of notes to institute suit for the payment thereof;

(b) (i) reduce the percentage of outstanding notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver or (ii) reduce the quorum required for voting; or

(c) modify any of the provisions of the sections of the indenture relating to supplemental indentures with the consent of the holders or waivers of past defaults or except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected thereby.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of notes, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of notes of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of the notes, enter into additional supplemental indentures for one of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the indenture and the notes;

(b) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

(c) to establish the form and terms of the notes;

(d) to evidence and provide for a successor trustee under the indenture with respect to the notes or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the notes in any respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of notes;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of the notes, provided that such action does not adversely affect the interests of any holder of any outstanding notes or any other security in any respect;

(i) to amend or supplement any provision contained in the indenture or any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the holders of the notes; or

(j) to maintain qualification of such indenture under the Trust Indenture Act of 1939.

In addition, the indenture provides that the Company need not comply with certain restrictive covenants (including the limitations on liens, the limitations on sale and leaseback transactions, the maintenance of our properties, the payment of taxes and other claims, the waiver of certain restrictive covenants of the indenture and the preservation of our corporate existence) if the holders of a majority in principal amount of the outstanding notes expressly waive such compliance.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	United States expatriates and certain former citizens or long-term residents of the United States;

•	holders subject to the alternative minimum tax;

•	dealers in securities or currencies;

•	traders in securities;

•	partnerships, S corporations or other pass-through entities;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	tax-exempt organizations;

•	persons holding the notes as part of a “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes are sold to the public for cash). Moreover, the effects of other United States federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question and the activities of the partnership. Such partners should consult their tax advisors as to the specific tax consequences to them of holding the notes indirectly through ownership of their partnership interests.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a “U.S. Holder” of the notes. As used herein, “U.S. Holder” means a beneficial owner of the notes who is for United States federal income tax purposes:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•

a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of the Code can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

Payments of Interest

Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for United States federal income tax purposes.

Additional Payments

In certain circumstances (see “Description of Notes—Optional Redemption”), we may be obligated to make payments in excess of stated interest and the principal amount of the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will have to be paid. Assuming such position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “—U.S. Holders—Sale or Other Taxable Disposition of Notes.” Our position is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a U.S. Holder’s income and the timing of our deductions with respect to the notes. U.S. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain holders are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that the holder has failed properly to report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that the holder has furnished a correct TIN and that the IRS has not notified the holder that the holder is subject to backup withholding.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a “Non-U.S. Holder” of the notes. A “Non-U.S. Holder” is a beneficial owner of the notes who is not a U.S. Holder. Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business generally will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•

such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to us or the paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. Holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. Holder provides us or our agent with a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of a tax treaty between the United States and the Non-U.S. Holder’s country of residence, or (2) IRS Form W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a U.S. permanent establishment to which such interest is attributable), then, although exempt from U.S. federal withholding tax (provided the Non-U.S. Holder provides appropriate certification), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.

Sale or Other Taxable Disposition of Notes

Any gain realized by a Non-U.S. Holder on the sale, exchange, retirement, redemption or other disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a U.S. permanent establishment to which such gain is attributable); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

A Non-U.S. Holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale generally in the same manner as if such Non-U.S. Holder were a U.S. Holder, and if such Non-U.S. Holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale, which may be offset by certain U.S. source capital losses, even though the Non-U.S. Holder is not considered a resident of the United States.

In certain circumstances (see “U.S. Holders—Additional Payments”), we may be obligated to pay amounts in excess of stated interest and principal on the notes. Such payments would be treated as additional amounts paid for the notes and subject to the rules discussed above.

Information Reporting and Backup Withholding

A Non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the Non-U.S. Holder, provided that we do not have actual knowledge or reason to know that such holder is a “United States person,” within the meaning of the Code, and the holder has given us the statement described above under “Non-U.S. Holders—Payments of Interest.” In addition, a Non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note (including a retirement or redemption of a note) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the Non-U.S. Holder the amount of, and the tax withheld with respect to, any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

A Non-U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Banc of America Securities LLC	$182,000,000
Goldman, Sachs & Co.	182,000,000
Citigroup Global Markets Inc.	84,500,000
J.P. Morgan Securities LLC	84,500,000
Morgan Stanley & Co. Incorporated	84,500,000
Wells Fargo Securities, LLC	32,500,000

Total	$650,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.40% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. The company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant

Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1.5 million.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect to deliver the notes against payment for the notes on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Allergan, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares

Rights to Purchase Common Stock or Preferred Stock

Depositary Shares

We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the following securities:

•	debt securities;

•	common stock;

•	preferred stock;

•	warrants to purchase debt securities, common stock, preferred stock or depositary shares;

•	rights to purchase common stock or preferred stock; and

•	depositary shares.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the New York Stock Exchange under the trading symbol “AGN.”

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in the applicable prospectus supplement for information you should consider before buying any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2009

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus and any free writing prospectus prepared by or on behalf of us is accurate as of the dates on their respective covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Allergan,” “the Company,” “we,” “us” and “our” refer to Allergan, Inc. and its consolidated subsidiaries, unless the context otherwise requires or otherwise specified in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may sell the following: debt securities; common stock; preferred stock; warrants to purchase debt securities, common stock, preferred stock or depositary shares; rights to purchase common stock or preferred stock; and depositary shares. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AGN” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. We maintain a website at www.allergan.com. We make our periodic and current reports, together with amendments to these reports, available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus or any supplement hereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Commission will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, or the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Current Reports on Form 8-K filed with the Commission on February 4, 2009 (excluding Items 2.02 and 9.01) and February 6, 2009; and

•

The description of our common stock and preferred share purchase rights contained in our registration statement on Form 8-A filed with the Commission on February 1, 2000, as amended by Amendment No. 1 to our Form 8-A filed with the Commission on February 13, 2003 and including any amendment or report filed for the purpose of updating that description.

Also incorporated by reference into this prospectus are all documents that we may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this prospectus and prior to the termination of the offering of securities hereby. These documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Commission. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:

Investor Relations

Allergan, Inc.

2525 Dupont Drive

Irvine, California 92612-1599

(714) 246-4500

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act. This prospectus, including the information incorporated by reference in this prospectus, contains forward looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue” or the negative of these, as well as variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. We describe some of the risks, uncertainties and assumptions that could affect the outcome or results of operations in “Risk Factors” and elsewhere in this prospectus, including the risks incorporated in this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as updated by our future filings. We have based our forward looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements. Reference is made in particular to forward looking statements regarding product sales, reimbursement, expenses, earnings per share, liquidity and capital resources, and trends. Except as required under the federal securities laws and the rules and regulations of the Commission, we do not have any intention or obligation to update publicly any forward looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ABOUT ALLERGAN

We are a multi-specialty health care company focused on discovering, developing and commercializing innovative pharmaceuticals, biologics and medical devices that enable people to see more clearly, move more freely and express themselves more fully. Our diversified approach enables us to follow our research and development into new specialty areas where unmet needs are significant. We discover, develop and commercialize specialty pharmaceutical, medical device and over-the-counter products for the ophthalmic, neurological, medical aesthetics, dermatological, breast aesthetics, obesity intervention, urological and other specialty markets in more than 100 countries around the world. We are a pioneer in specialty pharmaceutical research, targeting products and technologies related to specific disease areas such as glaucoma, retinal disease, chronic dry eye, psoriasis, acne, movement disorders, neuropathic pain and genitourinary diseases. Additionally, we are a leader in discovering, developing and marketing therapeutic and aesthetic biologic, pharmaceutical and medical device products, including saline and silicone gel breast implants, cosmetic injections, dermal fillers and obesity intervention products. Our principal executive offices are located at 2525 Dupont Drive, Irvine, California 92612-1599, and our telephone number is (714) 246-4500.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K we file after the filing of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Disclosure Regarding Forward Looking Statements.”

DIVIDEND POLICY

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our Board of Directors out of funds legally available for the payment of dividends. We have in the past paid cash dividends. Our declaration and payment of cash dividends in the future and the amount thereof will depend upon our results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or debt securities and other factors deemed relevant by our Board of Directors. No assurance can be given that cash dividends will continue to be declared and paid at historical levels or at all. Certain financial covenants set forth in our bank credit line agreements and other financing agreements restrict our ability to declare dividends.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the last five fiscal years. For purposes of these ratios, “earnings” represents income excluding the effects of discontinued operations and before provision for income taxes and fixed charges, and “fixed charges” consist of interest expense, capitalized interest, amortization of debt issue costs and discount or premium on debt, and a share of rent expense which is deemed to be representative of an interest factor.

	Fiscal Year Ended December 31,
	2004	2005	2006(a)	2007	2008
Ratio of earnings to fixed charges	22.0x	30.2x	0.7x	9.0x	11.3x

(a)	In the year ended December 31, 2006, earnings were not sufficient to cover fixed charges by $19.9 million. The determination of earnings in 2006 includes a charge of $579.3 million related to acquired in-process research and development assets associated with our acquisition of Inamed, Inc.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preference dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes, including repaying or refinancing our bank or commercial paper borrowings, redeeming or repurchasing debt, share repurchases, and for working capital, capital expenditures and acquisitions. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We will not receive any of the proceeds from the sale of the securities offered by any selling security holder.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the indenture under which the debt securities would be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold by us will be set forth in the prospectus supplement relating to such debt securities.

The debt securities will represent secured or unsecured general obligations of the Company as provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the terms of the debt securities offered pursuant thereto, including: (i) the title and series of such debt securities, including CUSIP numbers; (ii) any limit upon the aggregate principal amount of such debt securities of such title or series; (iii) whether such debt securities will be in global or other form; (iv) the date(s) and method(s) by which principal and any premium on such debt securities is payable; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable and the method of payment; (vii) whether and under what circumstances any additional amounts are payable with respect to such debt securities; (viii) the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security; (ix) the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months; (x) the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable; (xi) any redemption or sinking fund provisions; (xii) the denominations of such debt securities; (xiii) any rights of the holders of such debt securities to convert the debt securities into other securities or property; (xiv) the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars; (xv) the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods; (xvi) if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xvii) any events of default or covenants in addition to or in lieu of those described herein and remedies therefor; (xviii) whether such debt securities will be subject to defeasance or covenant defeasance; (xix) the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants; (xx) any trustees other than Wells Fargo Bank, National Association, and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities; (xxi) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; (xxii) whether such debt securities will be secured or unsecured obligations of the Company; and (xxiii) any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such other amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things: (a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or waive a redemption payment if such debt securities provide therefor, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof; (b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; (c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders or waivers of past defaults, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or (d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder; (2) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture; (3) to establish the form and terms of debt securities issued thereunder; (4) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (5) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture; (7) to add any additional events of default with respect to all or any series of debt securities; (8) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect; (9) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series; (10) to amend or supplement any provision contained in such indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding; or (11) to maintain qualification of such indenture under the Trust Indenture Act of 1939.

Events of Default

Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on any series of the debt securities outstanding under the indenture when due and payable at their maturity; (b) default in the payment of any interest or any additional amounts with respect to such interest on any series of the debt securities outstanding under the indenture when due and payable, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities continued for 90 days after written notice from the applicable trustee or the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class); (e) certain events of bankruptcy, insolvency or reorganization of the Company or certain material subsidiaries; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default other than a default specified in clause (e) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby. At any time after a declaration of acceleration or automatic acceleration has been made and before a judgment or decree for payment, the holding of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul the declaration of acceleration under certain circumstances.

The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that such direction may not, among other things, conflict with any rule of law or be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee a specified time to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets and properties, and assets and properties of its subsidiaries (taken as a whole) to any person unless the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Existence. Except as permitted under “—Consolidation, Merger or Sale of Assets,” the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (i) the debt securities are redeemable at the option of the Company, (ii) the holder of debt securities may cause the Company to repurchase such debt securities or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and the Company has paid all sums payable by it under the indenture; or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money sufficient to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) the Company delivers to the applicable trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only the Company’s obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii), only the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled and to compensate and indemnify the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

The indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of “—Events of Default” with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, which funds shall consist of cash or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, without consideration of any reinvestment, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) after the 91st day after the establishment of the trust, all money or government obligations deposited are not subject to any case or proceeding in respect of the Company under any bankruptcy, insolvency, reorganization or similar laws; and (E) the Company has delivered to the applicable trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (D)(l) above may be replaced by a ruling directed to the applicable trustee received from the Internal Revenue Service to the same effect.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association, is the trustee under the indenture.

Book-Entry, Delivery and Form

Unless we indicate differently in a supplemental prospectus, the debt securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing debt securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’

records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency where notices and demands in respect of the debt securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the debt securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as debt securities are in book-entry form, we will make payments on those debt securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of debt securities will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the debt securities.

DTC may discontinue providing its services as the depositary with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, debt securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of debt securities generally will not receive certificates representing their ownership interests in those debt securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of debt securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such debt securities represented by one or more global securities; or

•	an Event of Default under the indenture has occurred and is continuing with respect to such series of debt securities,

we will prepare and deliver certificates for such debt securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 24, 2009, there were 307,511,888 shares of our common stock outstanding (including 3,035,522 shares held in treasury) and held of record by approximately 5,601 stockholders, and no shares of preferred stock were outstanding. On such date, approximately 26,601,041 shares of common stock were subject to outstanding options.

The following description of the terms of our common stock and preferred stock is not complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, each of which are incorporated herein by reference. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to receive dividends declared by our Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. For the past eight fiscal quarters, we have paid a dividend of $0.05 per share per quarter. Each holder of our common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding-up of our business, the holders of our common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of any shares of preferred stock then outstanding. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “AGN.” The transfer agent and registrar for the common stock is Wells Fargo Bank, National Association.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock:

•	designations, powers, preferences, privileges;

•	relative participating, optional or special rights; and

•	the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences.

Any or all of these rights may be greater than the rights of our common stock. Our Board of Directors has designated 1,500,000 shares of preferred stock “Series A Junior Participating Preferred Stock,” which shares are issuable upon certain events specified in our rights plan.

Our Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our outstanding common stock.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at the exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants;

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and

•	the exercise price.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities, such as our preferred stock, common stock or depositary shares. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, Irvine, California, will pass upon certain legal matters relating to the issuance and sale of the securities. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Allergan, Inc. appearing in Allergan’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Allergan, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$650,000,000

3.375% Notes due 2020

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch		Goldman, Sachs & Co.
Citi	J.P. Morgan	Morgan Stanley

Co-Manager

Wells Fargo Securities

September 7, 2010